Exhibit 10.20






                         COLONIAL CENTER @ RESEARCH PARK

                                 LEASE AGREEMENT


                                      WITH


                              DIGITAL FUSION, Inc.

                             DATED: February 7, 2006

                                TABLE OF CONTENTS


1. PREMIses

2. TERM

3. COMPLETION OF IMPROVEMENTS

4. POSSESSION

5. BASE RENTAL; SECURITY DEPOSIT

6. BASE RENTAL ADJUSTMENT

7. ADDITIONAL RENT

8. BROKERAGE DISCLOSURE

9. USE

10. TENANT'S ACCEPTANCE

11. ASSIGNMENT AND SUBLETTING

12. HOLDING OVER

13. ALTERATIONS AND IMPROVEMENTS

14. REPAIRS TO THE PREMISES

15. ENTRY BY LESSOR

16. DEFAULT AND REMEDIES

17. LESSOR'S SERVICES

18. DESTRUCTION OF PREMISES

19. CONDEMNATION OF PREMISES

20. INSURANCE

21. INDEMNIFICATION AND HOLD HARMLESS

22. USUFRUCT ONLY

23. WAIVER

24. ENTIRE AGREEMENT

25. LESSOR'S CONSENT



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26. NOTICES

27. TRANSFER OF TENANTS

28. SUCCESSORS AND ASSIGNS; ATTORNMENT

29. TIME IS OF THE ESSENCE

30. CAPTIONS: GOVERNING LAW

31. SEVERABILITY

32. SUBORDINATION; ESTOPPEL CERTIFICATES

33. ATTORNEYS' FEES

34. LIMITATION OF LIABILITY

35. RULES AND REGULATIONS

36. PARKING

37. HAZARDOUS MATERIALS

38. FINANCIAL STATEMENTS

39. JOINT AND SEVERAL LIABILITY

40. QUIET ENJOYMENT

41. SUBMISSION OF LEASE

42. SPECIAL STIPULATIONS


EXHIBIT "A" - The Premises

EXHIBIT "B" - Rules and Regulations

EXHIBIT "C" - Operating Expenses

EXHIBIT "D" - Work Agreement

EXHIBIT "E" - Parking Rules and Regulations



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                                 LEASE AGREEMENT

         This Lease Agreement ("Lease") is made this 7th day of February, 2006, by and between COLONIAL REALTY LIMITED PARTNERSHIP (the "Landlord"); and DIGITAL FUSION, Inc. ("the Tenant").


                              W I T N E S S E T H:

1.       PREMISES.

         Landlord does hereby rent and lease to Tenant the following described space in the office complex known as Colonial Center @ Research Park (the "Project"), Building 1, 5030 Bradford Drive, Huntsville, Alabama (the "Building"): office space in the Building on the first (1st) floor, known as Suite 120 and on the second (2nd) Floor, known as Suite 210, as more specifically shown on Exhibit "A" (the "Premises"). For all purposes under this Lease, Landlord and Tenant agree that the Premises shall be deemed to include approximately 25,487 rentable square feet (including both Tenant's usable area and common areas attributable to Tenant's usable area). Landlord represents that the Premises has been measured in accordance with the Standard Method for Measuring Floor Area in a multi-tenant office building as promulgated by the Building Owners and Managers Association International, as approved June 7, 1996 by the American National Standards Institute, Inc. (ANSI/BOMA Z65.1-1996) (the "BOMA Method"). and Tenant and Landlord acknowledge and agree that said figure is accurate for all purposes used herein.

2.       TERM.

         The term of this Lease shall be for a period commencing at 12:01 a.m. on the earlier to occur of (i) the 1st day of March, 2006 (the "Scheduled Commencement Date") (provided, that if the Premises are not ready for occupancy on the Scheduled Commencement Date due to any reason other than omissions, delays or defaults caused by Tenant or its employees, agents or contractors, then the Scheduled Commencement Date shall be postponed to the date on which the Premises are ready for occupancy or would have been ready for occupancy were it not for such omissions, delays or defaults), or (ii) the day Tenant occupies any portion of the Premises for the purpose of conducting business therefrom (said earlier date being referred to herein as the "Commencement Date"), and expiring at 11:59 p.m. on the final day of the month in which the sixty-sixth (66th) month anniversary of the date prior to the Commencement Date occurs (the "Term").

3. COMPLETION OF IMPROVEMENTS.

         Landlord agrees to proceed with due diligence to prepare the Premises for Tenant's occupancy in accordance with the terms of this Lease and in accordance with the work schedule attached hereto as Exhibit "D".

4.       POSSESSION.

         If this Lease is executed before the Premises become ready for occupancy and Landlord cannot deliver possession of the Premises on or before the Scheduled Commencement Date for any reason other than omissions, delays or defaults caused by Tenant or its employees, agents or contractors, then the Scheduled Commencement Date shall be postponed as provided in Paragraph 2 above, and "Base Rental" (as herein defined) shall abate until the Commencement Date occurs, and Tenant hereby accepts such abatement in full settlement of any and all claims Tenant may have against Landlord arising from Landlord's inability to deliver possession at the Scheduled Commencement Date. Occupancy by Tenant prior to the Scheduled Commencement Date shall in all other respects be pursuant to the terms of this Lease. By occupying the Premises, Tenant shall be deemed to have accepted the same and acknowledged that the Premises are in the condition required hereunder, subject to any "punch list" items agreed to by Landlord and Tenant prior to Tenant's occupancy of the Premises and further subject to the truth and accuracy of any and all of Landlord's representations as provided in this Lease in regards to the condition of the Premises.

Notwithstanding anything to the contrary hereinabove, in the event that Landlord is unable to deliver possession of the Premises on or before May 31, 2006 for


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any reason within the reasonable control of Landlord or any reason other than omissions, delays or defaults caused by Tenant or its employees, agents or contractors, Tenant shall have the right, upon not less than ten (10) days prior written notice, to terminate and cancel this Lease and thereby releasing both parties from any further obligations.

5.       BASE RENTAL; SECURITY DEPOSIT.

         (a) Tenant shall pay in advance to Landlord at Landlord's address for rental payments set out in Paragraph 26 hereof, or at such other place as Landlord shall designate in writing, promptly, without demand, deduction or offset, on the first day of each month during the Term a Base Rental in accordance with the following schedule:

For the period beginning the first (1st) month of the Term through the sixth
(6th) month of the Term, the monthly Base Rental shall be TWENTY THREE THOUSAND TWO HUNDRED THIRTY SIX and 12/100 Dollars ($23,236.12);

For the period beginning the seventh (7th) month of the Term through the twelfth
(12th) month of the Term, the monthly Base Rental shall be THIRTY FIVE THOUSAND FORTY FOUR and 62/100 Dollars ($35,044.62);

For the period beginning the thirteenth (13th) month of the Term through the twenty-fourth (24th) month of the Term, the monthly Base Rental shall be THIRTY FIVE THOUSAND EIGHT HUNDRED FIFTY ONE and 71/100 Dollars ($35,851.71) being at a rate of FOUR HUNDRED THIRTY THOUSAND TWO HUNDRED TWENTY and 56/100 Dollars ($430,220.56) per annum;

For the period beginning the twenty-fifth (25th) month of the Term through the thirty-sixth (36th) month of the Term, the monthly Base Rental shall be THIRTY SIX THOUSAND FIVE HUNDRED SEVENTY THREE and 84/100 Dollars ($36,573.84) being at a rate of FOUR HUNDRED THIRTY EIGHT THOUSAND EIGHT HUNDRED EIGHTY SIX and 14/100 Dollars ($438,886.14) per annum;

For the period beginning the thirty-seventh (37th) month of the Term through the forty-eighth (48th) month of the Term, the monthly Base Rental shall be THIRTY SEVEN THOUSAND TWO HUNDRED NINETY FIVE and 98/100 Dollars ($37,295.98) being at a rate of FOUR HUNDRED FORTY SEVEN THOUSAND FIVE HUNDRED FIFTY ONE and 72/100 Dollars ($447,551.72) per annum;

For the period beginning the forty-ninth (49th) month of the Term through the sixtieth (60th) month of the Term, the monthly Base Rental shall be THIRTY EIGHT THOUSAND THIRTY NINE and 35/100 Dollars ($38,039.35) being at a rate of FOUR HUNDRED FIFTY SIX THOUSAND FOUR HUNDRED SEVENTY TWO and 17/100 Dollars ($456,472.17) per annum;

For the period beginning the sixty-first (61st) month of the Term through the sixty-sixth (66th) month of the Term, the monthly Base Rental shall be THIRTY EIGHT THOUSAND EIGHT HUNDRED THREE and 96/100 Dollars ($38,803.96)

(the "Base Rental").

If the Term commences on a day other than the first day of a month, or terminates or expires on a day other than the last day of a month, the Base Rental for such partial month shall be prorated based upon the actual number of days in such a month. In the event the Base Rental to be paid hereunder, or other charges as hereinafter provided, is not received by Landlord by the fifth
(5th) day of the month due, Landlord shall have the right to impose a late charge of five percent (5%) of all amounts past due.

         (b) Simultaneously with the execution of this Lease, Tenant has paid to Landlord, and Landlord hereby acknowledges the receipt of, TWENTY THREE THOUSAND TWO HUNDRED THIRTY SIX and 12/100 Dollars ($23,236.12) (the "Initial Installment"). Such sum shall be applied by Landlord to the first installment(s) of monthly Base Rental as they become due hereunder. If Tenant fails to take possession of the Premises in accordance with all of the terms hereof, the Initial Installment shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

         (c) Landlord has agreed to waive a Security Deposit subject to its receipt, review and approval of audited financial information to be delivered by Tenant.


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6.       BASE RENTAL ADJUSTMENT.

         Intentionally omitted.

7.       ADDITIONAL RENT.

         (a) The following terms, as used in this Lease, shall have the following meanings:

         "Escalation Year" means each calendar year, commencing with the first full calendar year following the calendar year in which the Commencement Date occurs, falling, in whole or in part, within the Term.

         "Base Year", as used herein, shall be defined as calendar year, 2006.

         "Operating Expenses" are defined in Exhibit "C".

         "Excess Expenses" means the amount by which the annual Operating Expenses incurred by Landlord during each successive Escalation Year exceed the Operating Expenses incurred during the Base Year.

         "Tenant's Share" means Tenant's pro rata share of the Excess Expenses for a given Escalation Year, which shall be determined with respect to each item of expense by dividing the rentable area of the Premises, which is hereby agreed to be 25,487 square feet by the rentable area of the Building, which is hereby agreed to be 67,654 square feet and multiplying the resultant quotient by the rentable area of the Premises. For all purposes of this Lease, Tenant's Share shall be deemed to be 37.67%.

         (b) Tenant shall pay to Landlord as additional rent (the "Additional Rent"), for each Escalation Year during the Term, Tenant's Share for such Escalation Year.

         (c) As soon as practicable prior to the beginning of each Escalation Year (including during any extension or renewal of the Term), Landlord shall deliver to Tenant a statement setting forth (i) Landlord's projection of the Operating Expenses for the upcoming Escalation Year, (ii) Tenant's Share for the upcoming Escalation Year and (iii) a computation of the monthly installments to be paid by Tenant toward Tenant's Share for the upcoming Escalation Year, which amount shall be one-twelfth (1/12) of the amount determined pursuant to (ii) above. In the event such statement is not delivered until after the commencement of the Escalation Year, Tenant shall continue to pay Tenant's Share based on the prior year's statement until the statement for the then-current Escalation Year is delivered, and when such statement is delivered, Tenant shall pay to Landlord the amount by which the monthly installments of Tenant's Share shown on such statement exceed the installments of Tenant's Share actually paid by Tenant for the expired months in the then-current Escalation Year within thirty (30) days after the rendering of such statement by Landlord, and from and after the delivery of such statement Tenant shall pay to Landlord in advance on the first day of each calendar month following the rendering of such statement the monthly installments provided for in such statement, such payments to continue until another statement is rendered. If at any time it appears to Landlord that Tenant's Share for such Escalation Year will exceed Landlord's prior estimate of Tenant's Share for such Escalation Year by more than five percent (5%), Landlord shall have the right to revise, by notice to Tenant, its estimate for such Escalation Year, and subsequent payments by Tenant for such Escalation Year shall be based upon the revised estimate of Tenant's Share for such Escalation Year.

         (d) Commencing with Landlord's statement delivered following the beginning of the second full Escalation Year occurring during the Term, Landlord shall also set forth (i) the actual amount of the Operating Expenses incurred during the preceding Escalation Year, and (ii) any underpayment or overpayment by Tenant based on Tenant's monthly payment(s) (if any) of Tenant's Share made during the preceding Escalation Year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within thirty (30) days of receipt of Landlord's statement. Any overpayment by Tenant shall, at Landlord's option, either be (i) paid to Tenant within thirty (30) days of delivery of Landlord's statement, or (ii) applied to Tenant's Share as projected for the ensuing calendar year.

         (e) For the Escalation Year in which the Term expires, Landlord shall deliver to Tenant, as soon as practicable after the expiration of the Term, a statement setting forth (i) Tenant's Share determined by annualizing Operating Expenses actually incurred or accrued during the portion of the Escalation Year falling within the Term and then prorating Tenant's Share thereby determined, based on the number of days of such Escalation Year falling within the Term, and
(ii) any underpayment or overpayment of Tenant's Share made during that final Escalation Year. In any underpayment, Tenant shall promptly pay the full amount thereof to Landlord. If Tenant has overpaid, Landlord shall promptly reimburse Tenant the full amount of such overpayment. The respective obligations of the parties hereto pursuant to this Paragraph 7 shall survive the expiration or earlier termination of the Lease.


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         (f)    If the Building is not fully occupied during any calendar year of the Term, including for purposes hereof the Base Year, the Operating Expenses and the Excess Expenses for purposes of this Paragraph 7 shall be determined as if the Building had been fully occupied during such calendar year (and fully assessed for real estate tax purposes). For the purposes of this Paragraph 7, "fully occupied" shall mean occupancy of 100% of the rentable area of the Building.

         (g) In the first Escalation Year, Tenant shall not be responsible for Excess Expenses greater than five-percent (5%) above the Operating Expenses incurred by Landlord during the Base Year (excepting taxes, insurance, utilities and any governmental mandates imposed after the execution of this Lease). Thereafter, Tenant shall not be responsible for Excess Expenses greater than five (5%) over the Operating Expenses incurred by Landlord in the previous Escalation Year (excepting taxes, insurance, utilities and any governmental mandates imposed after the execution of the Lease which, specifically, shall not be subject to this restriction).

8.       BROKERAGE DISCLOSURE.

         COLONIAL PROPERTIES SERVICES, INC. ("CPSI") HAS REPRESENTED LANDLORD IN THIS LEASE. DILLON CORPORATE SERVICES (the "DILLON") HAS REPRESENTED TENANT IN THIS LEASE. EACH OF CPSI AND DILLON SHALL BE PAID A COMMISSION BY LANDLORD PURSUANT TO THE TERMS OF A SEPARATE AGREEMENT. Tenant warrants it has not caused any other claims for brokers' commissions or finders' fees in connection with its execution of this Lease. Tenant hereby indemnifies and holds Landlord and Landlord's agents harmless from and against any and all loss, cost, damage or expense incurred by Landlord or Landlord's agents as a result of or in connection with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies and holds Tenant and Tenant's agents harmless from and against any and all loss, cost, damage or expense incurred by Tenant or Tenant's agents as a result of or in connection with a claim of any real estate agent or broker, if made by, through or under Landlord. Tenant shall, upon Landlord's request, cause the party representing Tenant as set forth above to provide to Landlord a broker's lien waiver, sufficient to waive such broker's lien rights to the Building and Project.

9.       USE.

         The Premises shall be used for business office and related ancillary purposes and for no other purposes. The occupancy rate of the Premises shall in no event be more than one (1) person per two hundred fifty (250) rentable square feet. The Premises shall not be used for any illegal purposes, nor in violation of any regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building. Tenant shall, at its own expense, promptly comply with any and all municipal, county, state and federal statutes, regulations and/or requirements applicable or relating to the use, occupancy or condition of the Premises.

10.      TENANT'S ACCEPTANCE.

         Tenant acknowledges that it has been afforded an opportunity to inspect the Premises and accepts the Premises "as is" and as suited for Tenant's intended use thereof, subject only to the provisions of Paragraph 3. Upon completion of the improvements contemplated by Paragraph 3, or occupancy of the Premises by Tenant, whichever first occurs, Tenant shall be deemed to have accepted any improvements made since the date hereof. Tenant's acknowledgment herein is subject to the truth and accuracy of any and all of Landlord's representations as provided in this Lease in regards to the condition of the Premises.


11.      ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not, whether by operation of law or otherwise, assign, transfer, hypothecate or otherwise encumber this Lease or any interest herein and shall not sublet or permit the use by others of the Premises or any portion thereof without obtaining in each instance Landlord's prior written consent, which consent Landlord shall not unreasonably withheld, conditioned or delayed. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, or sublet the Premises or any part thereof or permit the use of the Premises or any part thereof by any party, and Landlord may withhold its consent to any requested assignment or subletting (and the withholding of consent shall be conclusively deemed to be reasonable), (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class office building,


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(ii) if the proposed assignment or subletting shall be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, (iii) if such proposed assignee or sublessee is an existing tenant of the Project, or (iv) if such proposed assignment, subletting or use would contravene any restrictive covenant affecting the Building (including any exclusive use granted to any other tenant of the Building). Landlord may deny consent to an assignment or sublease if, by way of illustration but not limitation, the rate of compensation, including, but not limited to, all rent, requested by Tenant for the portion of the Premises to be subleased or for the assignment of the Lease would impact upon or impair Landlord's ability to rent space in the Building at the then current market rate as offered by Landlord or if the financial statements of the proposed assignee or sublessee are unsatisfactory. Landlord's consent to one assignment, sublease, transfer or hypothecation shall not be deemed as a consent to any other or further assignment, sublease, transfer or hypothecation. Any such assignment, sublease, transfer or hypothecation without Landlord's prior written consent shall be void and shall, at Landlord's option, constitute a default under this Lease and, notwithstanding any other remedy contained herein, shall constitute a penalty imposed upon Tenant in an amount equal to one hundred fifty percent (150%) of the monthly Base Rental in effect at the commencement of such sublease. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Tenant from any of its obligations hereunder or be deemed to constitute Landlord's consent to any assignment, sublease, transfer or hypothecation, and in any event, Tenant shall remain primarily liable on this Lease for the entire Term hereof and shall in no way be released from the full and complete performance of all the terms, conditions, covenants and agreements contained herein. Notwithstanding the above, in no event shall Tenant install, paint, affix or place any sign(s) on or about the Premises, Building or Park advertising or giving notice that the Premises are available "for lease", "for sublease", "for rent" or the like.

         (b) If Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord prior written notice, which notice shall specify (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment, and (iv) the proposed rental or other consideration to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will on that date be relieved of all further obligations to pay rent hereunder as to such space, (2) to withhold consent to Tenant's assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises, or (3) to consent to Tenant assigning or subleasing such space, subject to Landlord's approval of the assignment or sublease document. If Landlord should fail to notify Tenant in writing of such election within said ten (10) day period, Landlord shall be deemed to have elected option (2) above. Tenant agrees to reimburse Landlord for Landlord's reasonable attorneys' fees and costs incurred in connection with the processing and documentation of any request made pursuant to this Paragraph not to exceed $1,000.00. Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no such assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord, and, absent Landlord's written agreement to the contrary, all option rights of Tenant, and all lease rights of Tenant created pursuant to the exercise of any option rights, with respect to any space so assigned or subleased shall be extinguished.

         (c) It hereby understood and agreed that Landlord's consent shall not be required in the event that the sale or transfer of Tenant's voting stock (if a corporation) or a partnership interest (if a partnership) or member interest (if a limited liability company) in Tenant resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated. However, in such event, Tenant is required to provide Landlord with seasonable notice of any such event.

12.      HOLDING OVER.

         If Tenant remains in possession after the expiration of the Term, or the termination of this Lease, it shall be a tenant at sufferance only and there shall be no renewal hereof by operation of law. In such event, such occupancy shall be at an amount equal to one hundred fifty (150%) of the Base Rental in effect immediately prior to the expiration or termination of this Lease and shall otherwise be subject to all of the covenants and provisions of this Lease (including, without limitation, Paragraph 7) insofar as the same are applicable to a month-to-month tenancy. Tenant shall be liable to Landlord for all damages incurred by Landlord as a result, in whole or in part, of Tenant's failure to deliver possession of the Premises to Landlord upon expiration or termination of the Term.


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13. ALTERATIONS AND IMPROVEMENTS.

         (a) No alteration in, or addition to, the Premises will be made without first obtaining Landlord's prior written consent, which shall not be unreasonably withheld, and any such work consented to, although paid for by Tenant, will be done by a mutually agreed upon contractor. Contemporaneous with said consent, Landlord shall notify Tenant whether such alteration in or addition to the Premises must be removed at the termination of the Term. In the event Landlord does not provide such notification, it shall be construed that any such alteration in or addition to the Premises shall remain Landlord's property.

         (b) If Tenant's actions, omissions or occupancy of the Premises shall cause the rate of fire or other insurance either on the Building or the Premises to be increased, Tenant shall pay, as additional rent, the amount of any such increase promptly upon request by Landlord.

         (c) All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the trade fixtures and movable office furniture of Tenant) made in or upon the Premises, shall be and remain Landlord's property and shall remain upon the Premises at the expiration or earlier termination of this Lease, with no compensation to Tenant unless specifically expressed otherwise, in writing, prior to its installation. Landlord may, at its election, repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, alterations, improvements and installations, and all costs for such repairs shall be at Tenant's expense.

14.      REPAIRS TO THE PREMISES.

         Except for Landlord's obligation to maintain, repair and replace the roof, load bearing walls and all building systems including heating and air-conditioning, electrical, plumbing and mechanical necessary for the safety and tenantability of the Building and Premises, Landlord shall not be required to make any repairs or improvements to the Premises. . Tenant shall, at its own cost and expense, keep in good repair all portions of the Premises, including but not limited to windows, glass and plate glass, doors, any special store front, interior walls and finish work, floors and floor coverings, and supplemental or special heating and air conditioning systems, and shall take good care of the Premises and its fixtures and permit no waste, except normal wear and tear with due consideration for the purpose for which the Premises are leased. Tenant shall maintain and replace, at its cost and expense, all light bulbs and fixtures in the Premises that are not the Building's standard light fixtures and bulbs. Any repairs required under this Paragraph, although paid for by Tenant, will be performed by Landlord and Landlord agrees that any cost incurred by Landlord in accordance with this Section 14 shall be priced competively.

15.      ENTRY BY LANDLORD.

         Landlord or its agents may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, and to make repairs, improvements, alterations or additions which Landlord shall deem necessary for the safety, preservation or improvement of the Building or to make repairs or modifications to any adjoining space. Landlord shall be allowed to take all material into and upon the Premises that may be required to make such repairs, improvements, alterations or additions for the benefit of Tenant without in any way being deemed or held guilty of an eviction of Tenant, and the Base Rental, Additional Rent and other charges hereunder shall in no wise abate while said repairs, improvements, alterations or additions are being made. All such repairs, improvements, alterations and additions shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, Tenant shall pay for all overtime costs. Notwithstanding, Landlord agrees to use reasonable efforts to minimize interference to Tenant's normal conduct of its business during any such entry.

16.      DEFAULT AND REMEDIES.

         (a) In addition to the circumstances hereinbefore set forth, the occurrence of any of the following shall constitute a default of this Lease by
Tenant:

                (i) the filing of any voluntary petition or similar pleading under any section or sections of any bankruptcy or insolvency act by or against Tenant or the institution of any voluntary or involuntary proceeding in any court or tribunal to declare Tenant insolvent or unable to pay Tenant's debts as they mature and, in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within sixty (60) days from the date it is filed, or the making of an assignment for the benefit of its creditors by Tenant, or the appointment of a trustee or receiver for Tenant or for the major part of Tenant's property;


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                (ii)  Tenant's failure to pay the monthly Base Rental,
Additional Rent or any other sum due hereunder, if such nonpayment continues for five (5) or more days after the date notice of such late payment is received by Tenant; provided, however, if more than one (1) payment due of Tenant hereunder in any twelve (12) month period during the Term is not made until after notice of such late payment is received by Tenant, then it shall be a default hereunder by Tenant if any subsequent payment due of Tenant hereunder in the same twelve
(12) month period is not made within ten (10) days after the date the same is due;

                (iii) Tenant's default in the prompt and full performance of any other provision of this Lease and Tenant does not cure the default within thirty (30) days after written demand by Landlord that the default be cured to the reasonable satisfaction of Landlord or in the event the default cannot be reasonably cured within a thirty (30) day period, Tenant does not commence reasonable action within said thirty (30) day period and proceeds diligently to cure such default. (unless the default involves a condition dangerous to person or property, in which event such default shall be cured forthwith upon Landlord's demand). Any such written demand shall describe the nature of the default and the suggested action to be taken to cure said default.

                (iv) the levy, execution or attachment against assets of Tenant located in the Premises; or

                (v) Tenant's failure to take possession or occupancy of, or desertion or abandonment of, the Premises (or any substantial portion thereof), or the Premises (or any substantial portion thereof) otherwise becoming vacant.

         (b) Upon the occurrence of any default by Tenant as aforesaid, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies:

                (i) Landlord shall have the immediate right of reentry and may remove all property from the Premises to a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss, damage or damages which may be occasioned thereby;

                (ii) Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the expiration date of the Term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice;

                (iii) Landlord may, without terminating this Lease, declare immediately due and payable all Base Rental, Additional Rent, and other rents and amounts due and coming due under this Lease for the entire remaining Term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said Term; upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Premises during the Term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this clause (iv) less all costs, expenses and attorneys' fees of Landlord incurred in connection with the reletting of the Premises; or

                (iv) Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay Base Rental, Additional Rent and all other amounts due under this Lease and perform all of the covenants, conditions and agreements to be performed by Tenant provided in this Lease, make such alterations and repairs as necessary to relet the Premises, and, after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term of this Lease) at such rental and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each reletting, all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees, and of costs of such alterations and repairs; third, to the payment of the Base Rental, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied against payments of future Base Rental, Additional Rent or other charges as the same may become due and payable hereunder. In no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including Base Rental, Additional Rent and all other charges; if such rentals received from such reletting during any month are less than those to be paid during the month by Tenant hereunder, including Base Rental, Additional Rent and all other charges,

Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

         (c) Landlord's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of forcible detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination of Tenant's right to possession of the Premises shall not relieve Tenant from Tenant's obligation to pay all sums due hereunder, except as herein expressly provided. Landlord may collect and receive any Base Rental, Additional Rent or other charges due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

         (d) If Landlord commences any proceedings for nonpayment of Base Rental, Additional Rent or other sums due hereunder, Tenant will not interpose any counterclaim of whatever nature or description which is not directly related to the Lease in any such proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant. Any action brought under or with respect to this Lease must be brought in a court located in Madison County, Alabama, and having jurisdiction therein.

         (e) All sums past due from Tenant under this Lease shall bear interest at eighteen percent (18%) per annum, but in no event in excess of the maximum lawful rate, from due date until paid in full.

         (f) Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Paragraph, demand for payment of any rent, or demand for possession.

         (g) All rights and remedies of Landlord created or otherwise existing at law are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other.

         (h) Tenant shall and hereby agrees to pay all costs and expenses incurred by Landlord in enforcing any of the covenants and agreements of this Lease, or as a result of an action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and attorneys' fees shall, if paid by Landlord, be paid by Tenant to Landlord within fifteen
(15) days of Landlord's written demand therefor, together with interest at eighteen percent (18%) per annum, but in no event in excess of the maximum lawful rate, from the date of Landlord's payment thereof.

17.      LANDLORD'S SERVICES.

         (a) Landlord shall render certain services and supplies in accordance with and as described in this Paragraph 17, as follows:

                (i) Landlord shall cause the Premises to be cleaned at least five (5) nights weekly.

                (ii) Landlord shall furnish electric current for Building standard tenant lighting and small business machinery only from electric circuits designated by Landlord for Tenant's use. Such circuits will be fed into one or more of the existing electrical panel(s) in the electrical closets located on the same Building floor as the Premises. Tenant's usage of said panels on any given floor shall not exceed Tenant's pro rata share (based on rentable square footage) of the panels' capacity. Tenant will not use any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord's prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary air conditioners, and other computer-related equipment to the Building's electrical system, or make any alteration or addition to the system. If Tenant desires any such items, additional 208/120 volt electrical power beyond that supplied by Landlord as provided above, electric current in excess of 208/120 volts for purposes other than Building standard tenant lighting, or other special power requirements or circuits, then Tenant may request Landlord to provide such supplemental power or circuits to the Premises, which request Landlord may grant or withhold in its reasonable discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord the cost of the design, installation and maintenance of the facilities required to provide such additional or special electric power or circuits and the cost of all electric current so provided at such rates as may be reasonably determined from time to time by Landlord. Landlord require separate electrical metering of such supplemental electrical power or circuits to the Premises, and Tenant shall pay, on demand, the cost of the design, installation and maintenance of such metering facilities. Tenant shall not have access to any electrical closets in the Building; any electrical engineering design or contract work shall be performed at Tenant's expense by Landlord or an electrical engineer and/or electrical contractor designated by Landlord (and which shall be priced competitively). All invoices respecting the design, installation and maintenance of the facilities requested by Tenant shall be paid within thirty (30) days of Tenant's receipt thereof. Landlord's charge to Tenant for the cost of electric current so provided shall be paid within thirty (30) days of receipt of invoice by Tenant.

                (iii) Landlord shall furnish seasonable air conditioning and heating during normal business hours (7:00 A.M. to 7:00 P.M. Monday through Friday and 8:00 A.M. until 12:00 P.M. Saturday), said heat or air conditioning not being furnished Sunday or holidays observed by Landlord. Holidays which are observed by Landlord are New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the following Friday, and Christmas Day. Should Tenant desire either heating or air conditioning at other times, Landlord agrees to provide same, but at Tenant's expense at Twenty Five ($25.00) Dollars per hour, which charge Tenant shall pay promptly upon being billed therefor. If Tenant installs equipment which in Landlord's opinion produces enough heat to cause comfort problems in the Building or any part thereof, or if Tenant desires a supplemental air conditioning system and Landlord has approved same, then Landlord may, at its option, either cause to be designed or permit Tenant to design a supplemental air conditioning system, subject to Landlord's approval, and Landlord shall install such system at Tenant's expense substantially in accordance with such design. If Tenant has requested such supplemental system, Tenant shall be responsible for determining that the design of such system is adequate for its needs. Tenant agrees to pay Landlord for such equipment, design, installation, metering and consumption of electricity for supplemental air conditioning and to maintain such equipment at Tenant's expense. If such supplemental air conditioning is installed at the request of either Tenant or Landlord in a manner that utilizes the Building condenser water loop, Tenant shall pay a one-time tap fee, payable within thirty (30) days of invoicing from Landlord, at Landlord's then established rate for such. Tenant shall also pay for the necessary pump and piping to connect the supplemental air conditioning equipment to the Building condenser water risers. Regardless of whether such supplemental air conditioning is tapped into the Building condenser water loop, Tenant shall pay (in addition to the one-time tap fee, if applicable) each calendar quarter in advance, as additional rent, a usage charge based upon the tonnage of the cooling equipment installed. At the commencement of the Term, this usage charge shall be Two Hundred Dollars ($200.00) per ton per year of cooling equipment. Such usage charge may be increased at any time and from time to time, provided, however, that in no event will such usage charge, as increased hereunder, ever be decreased. All systems and/or equipment installed, as provided hereinabove, shall become part and parcel with the Building and forever remain Landlord's property.

                (iv) In addition thereto, Landlord shall furnish all other necessary and appropriate services as defined as "Operating Expenses" in Exhibit "C" attached hereto and made part hereof.

         (b) Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any equipment in connection with the furnishing of services referred to in this Paragraph, and particularly any interruption in services by any cause beyond the immediate control of Landlord, provided Landlord shall use reasonable diligence in the restoration of such services.

                In the event that there is an interruption of essential services (i.e. electricity, heat, cooling, etc.) to the Building or Premises for a period of more than three (3) consecutive business day and such interruption is within the reasonable control of Landlord, Base Rental shall abate beginning on the fourth (4th) day following such interruption and shall continue to abate until such services are restored to the Building or Premises. If any such interruption continues for more than thirty (30) consecutive days, then Tenant shall have the right to terminate the Lease upon not less than fifteen (15) days prior written notice. Notwithstanding, said termination notice must be received by Landlord within ten (10) days of such interruption or said right is hereby forfeited.

18.      DESTRUCTION OF PREMISES.

         Should the Premises be so damaged by fire or other cause that rebuilding or repairs cannot, in the opinion of Landlord's architect, be completed within one hundred thirty five (135) days from the date of the fire, or other cause of damage, then either Landlord or Tenant may terminate this Lease by written notice to the other given within thirty (30) days of the date of such damage or destruction, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred thirty five (135) days, Landlord covenants and agrees, subject to the provisions of this Paragraph

18, to make such repairs with reasonable promptness and dispatch, and to allow Tenant an abatement in the rent for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. Repairs and restoration to base Building improvements required by this Lease to be furnished by Landlord at its expense (other than Tenant's leasehold improvements initially paid for by Tenant) shall be made at Landlord's expense. In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant. Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty occurs during the last twelve (12) months of the Term.

19.      CONDEMNATION OF PREMISES.

         (a) If any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority, and Landlord shall be entitled to any and all income, rent or award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant hereby assigns to Landlord its entire interest in any and all such awards, and shall have no claim against Landlord for the value of any portion of the unexpired Term. If a part of the Premises shall be so taken or appropriated, and neither party elects to terminate this Lease, the Base Rental thereafter to be paid shall be reduced by an amount bearing the same ratio to the total amount of Base Rental as the rentable area of the Premises so taken bears to the entire Premises.

         (b) If any part of the Building other than the Premises shall be so taken or appropriated, either party shall have the sole right, at its option, to terminate this Lease and Landlord shall be entitled to the entire award as above provided, and in such case Tenant shall likewise have no claim against Landlord for the value of any unexpired Term of this Lease.

         (c) Nothing hereinbefore contained shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property, provided the condemning authority makes a separate award therefor.

         (d) If any part of the parking area shall be so taken or appropriated and Landlord is unable (within a reasonable time) to replace such parking in accordance with the provisions of this Lease, Tenant shall have the right to terminate and cancel this Lease.

20.      INSURANCE.

         (a) Tenant shall carry special form/all risk insurance insuring Tenant's interest in the improvements and betterments to the Premises, including initial improvements installed by Landlord, and any and all furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained therein, in an amount equal to the full replacement cost thereof, subject to deductible amounts reasonably satisfactory to Landlord, plus business interruption insurance respecting Tenant's business conducted from the Premises in an amount reasonably satisfactory to Landlord. Tenant shall also procure and maintain throughout the Term a policy or policies of commercial general liability insurance, including contractual liability, insuring Tenant, Landlord, any manager of the Building, the asset manager of the Building, and any mortgagee which has an interest in or lien upon the Building, as additional insureds, against any and all liabilities for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant or its agents, employees or licensees in the Premises, or other portions of the Building, Building site and adjacent parking areas in amounts not less than $3,000,000.00 with respect to any one casualty or occurrence and $1,000,000.00 with respect to property damage, including fire legal liability.

         (b) All insurance policies procured and maintained by Tenant pursuant to this Paragraph 20 shall be carried with companies licensed to do business in the State of Alabama with a Best policyholder rating of not less than A-, and a Best financial size rating of not less than VIII, and shall be noncancelable and not subject to material change except after thirty (30) days written notice to Landlord and any designees of Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the date that Tenant takes possession of the Premises, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

         (c) Tenant shall have included in all policies of fire, extended coverage, business interruption and loss of rents insurance obtained by Tenant hereunder, a waiver by the insurer of all right of subrogation against Landlord in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by Tenant. To the full extent permitted by law, Tenant waives all right of recovery against Landlord for, and agrees to release Landlord from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by Tenant.

21.      INDEMNIFICATION AND HOLD HARMLESS.

         (a) Tenant agrees to indemnify and shall hold Landlord harmless against all claims, judgments, demands and expenses (including reasonable attorney's fees) of any person or persons whomsoever on account of any injuries or accidents occurring in or around the Premises as a result of willful or negligent acts or omissions of Tenant, its employees, agent or representatives.

         (b) Landlord agrees to defend and indemnify and shall hold Tenant harmless against all claims, judgments, demands and expenses (including reasonable attorney's fees) of any person or persons whomsoever on account of injuries or accidents occurring in, on or about the Building as a result of willful or negligent acts or missions of Landlord, its employees, agents or representatives.

         (c) Tenant shall give notice to Landlord of any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

22.      USUFRUCT ONLY.

         This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale.

23.      WAIVER.

         The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Base Rental, Additional Rent or other sums due hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by either party, unless such waiver is in writing signed by such party.

24.      ENTIRE AGREEMENT.

         This Lease sets forth all the covenants, promises, agreements, conditions and undertakings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or undertakings other than as herein set forth. No subsequent alteration, amendment, change or addition to this Lease, except as to changes or additions to the Rules and Regulations described in Paragraph 35, shall be binding upon Landlord or Tenant unless reduced to writing and signed by authorized representatives of each of them. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

25.      LANDLORD'S CONSENT.

         In every instance herein in which Landlord is called upon to give its consent, and the standards for granting such consent are not expressly set forth, such consent shall not be unreasonably withheld, delayed or conditioned. No such consent shall be binding upon Landlord unless made expressly in writing signed by Landlord.

26.      NOTICES.

         (a) Every notice, demand or request hereunder shall be in writing, and shall be deemed to have been properly given if delivered personally or by courier (including a nationally recognized overnight delivery service), with a signed receipt, or if deposited with the United States Postal Service (or any official successor thereto) designated certified mail, return receipt requested, bearing adequate postage and addressed as follows:

             If to Tenant:              Digital Fusion
                                        4940-H Corporate Drive
                                        Huntsville, Alabama 35805


             If to Landlord:           COLONIAL REALTY LIMITED PARTNERSHIP
                                       c/o Colonial Properties Services, Inc.
                                       200 Clinton Avenue, N.W.
                                       Suite 801
                                       Huntsville, Alabama  35801

             Landlord's address
             for rental payments:      COLONIAL PROPERTIES TRUST
                                       POST OFFICE BOX 55379
                                       DEPARTMENT# 9411
                                       BIRMINGHAM, ALABAMA  35255

         As an added convenience, you may now transfer your payments electronically. The wiring instructions are as follows:

             Bank Name:                SouthTrust Bank
                                       Birmingham, Alabama
             ABA#:                     062000080
             Account#:                 68-924-927
             Reference:                Tenant ID Number

         The foregoing addresses may be changed by thirty (30) days prior written notice from time to time.

         (b) Tenant hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time; and if no person is in charge or occupying same, then such service or notice may be made by attaching the same on the main entrance to the Premises. A copy of all notices under this Lease shall also be sent to Tenant's last address of which notice was given to Landlord in accordance with this Paragraph 26, if different from the Premises.

27.      TRANSFER OF TENANT.

         In the event that the size of the Premises, as used herein, becomes less than 25,000 square feet of rentable area, Landlord shall have the right to relocate Tenant from the Premises to any other comparable (as to size and leasehold improvements) office space in the Building or Project. Landlord shall deliver notice to Tenant of Landlord's desire to relocate Tenant, together with a description of the space to which the Premises shall be relocated. If Landlord exercises its right to relocate Tenant under this Paragraph, then (i) the actual and reasonable expenses of said relocation (including any necessary renovation or alteration of the substituted space, telecommunications and computer network relocation expense, the cost of replacing Tenant's stationery and business cards actually rendered obsolete, and moving costs), as calculated by Landlord prior to any relocation, shall be paid by Landlord, and (ii) following such relocation, the substituted space shall for all purposes thereinafter constitute the Premises. This Lease shall apply with full force and effect to the Premises as relocated. If Tenant has not vacated the prior space and relocated to the substituted space within five (5) days after Landlord notifies Tenant that the substituted space is ready for occupancy by Tenant, Tenant shall be in default under this Lease and, in addition to (and not in lieu of) all other rights and remedies provided in this Lease or at law or in equity for a default by Tenant,
(i) Landlord shall have the right to immediately terminate this Lease by giving notice of such termination to Tenant (the "Termination Notice"), and/or (ii) Landlord may recover from Tenant any and all costs and expenses incurred by Landlord in making any alterations and repairs to the substituted space and in preparing to relocate Tenant to such space, and/or (iii) Landlord may recover from Tenant any and all costs and expenses suffered or incurred by Landlord as a result of or in connection with Tenant's refusal or failure to relocate. Such termination shall be effective upon any date selected by Landlord in the Termination Notice which is at least ten (10) days after the Termination Notice is given by Landlord. Tenant hereby further covenants and agrees to promptly execute and deliver to Landlord any lease amendment or other such document appropriate to reflect the changes in the Lease described or contemplated above.

28.      SUCCESSORS AND ASSIGNS; ATTORNMENT.

         The covenants, conditions and agreements herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord or as otherwise permitted in this Lease. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease in its sole discretion. Should Landlord assign this Lease as provided for above, or should Landlord enter into a security deed or other mortgage affecting the Premises and should the holder of such deed or mortgage succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Term hereof remaining after such succession, and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into any such "attornment agreement," provided the same does not modify any of the provisions of this Lease and has no adverse effect upon Tenant's continued occupancy of the Premises.

29.      TIME IS OF THE ESSENCE.

         Time is of the essence with respect to the performance of each of the covenants and agreements of this Lease; provided, however, that failure of Landlord to provide Tenant with any notification regarding adjustments in Base Rental, Additional Rent, or any other charges provided for hereunder, within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments, which payments shall be made by Tenant at such time as notice is subsequently given.

30.      CAPTIONS: GOVERNING LAW.

         The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease. The laws of the State of Alabama shall govern the validity, performance and enforcement of this Lease.

31.      SEVERABILITY.

         Landlord and Tenant intend and believe that each provision in this Lease is in accordance with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Lease is or are ultimately determined by a court of law to be in violation of any local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court shall declare such portion, provision or provisions of this Lease to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Landlord and Tenant that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Lease shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interests of Landlord and Tenant under the remainder of this Lease shall continue in full force and effect, provided such court action does not materially affect the rights and obligations of the parties.

32.      SUBORDINATION; ESTOPPEL CERTIFICATES.

         At the option of Landlord, Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the "Security Deeds") affecting the Building or the Premises, and Tenant shall, within ten (10) days after written request, execute and deliver to Landlord such certificate or certificates in writing as Landlord may request, showing the subordination of the Lease to such Security Deeds. In addition, Tenant shall, within ten (10) days after written request, at any time and from time to time execute, acknowledge and deliver to Landlord a written statement addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Building or any portion thereof, certifying as follows: (i) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (ii) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (iii) that there are no defenses or offsets against the enforcement of the Lease (or stating those claimed by Tenant); (iv) the date to which any rents and other charges have been paid in advance, if any; and (v) such other matters as Landlord or such mortgagee, assignee or purchaser may reasonably request. Any such certificate or statement shall, at Landlord's request, be in recordable form and be recorded in the public records, and may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate or statement is addressed. Tenant's failure to execute such certificate or statement within thirty (30) days after written request shall constitute an immediate default by Tenant hereunder, without the requirement of any further notice, grace period or cure period.

33.      ATTORNEYS' FEES.

         In any law suit or court action between Landlord and Tenant arising out of or under this Lease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys' fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action. As used herein, the prevailing party is the party who has substantially prevailed with respect to the amount in controversy or substantially prevailed with respect to the most significant issue or set of issues presented.

34.      LIMITATION OF LIABILITY.

         Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord nor any joint venturers of Landlord, nor any officer, director, partner, shareholder or agent of Landlord or any joint venturers of Landlord, shall have any personal liability whatsoever with respect to this Lease.

35.      RULES AND REGULATIONS.

         The rules and regulations (the "Rules and Regulations") attached as Exhibit "B" shall be and are hereby made a part of this Lease. Tenant, its employees and agents, will perform and abide by said Rules and Regulations, and any reasonable amendments or additions to said Rules and Regulations made from time to time by Landlord.

36.      PARKING.

         (a) Landlord shall make available for the Building at a location within the Project unassigned parking, on a non-exclusive basis, at a ratio of 4 spaces per 1,000 rentable square feet of the Premises. Such parking is currently provided without additional, out-of-pocket charge due from Tenant. Landlord, however, reserves the right to charge for parking, on at least thirty (30) days prior notice to Tenant, if the prevailing practice of other offices in Huntsville, Alabama is to charge for parking.

         (b) The number of parking spaces in the Building actually used by Tenant and its employees and guests may never at any time exceed the ratio of 4 parking spaces per 1,000 rentable square feet of the Premises. Landlord shall have the right to undertake any measures or promulgate and enforce any rules and regulations which Landlord deems necessary or appropriate to enforce this provision, including, by way of illustration but not limitation, restricting access to such parking spaces, or imposing parking fines against or towing the automobiles of violating parties.

37.      HAZARDOUS MATERIALS.

         Tenant represents and warrants to Landlord that neither the Premises, nor any portion thereof, will be used for the handling or storage of any "Hazardous Materials" as such are generally defined with respect to current or future environmental regulations and/or laws, and that Tenant will not cause or permit to be brought upon, kept or used in or about the Premises, Building or Park any Hazardous Materials, other than commonly and legally used or stored general office supplies and office cleaning supplies, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action" as that term is defined in CERCLA, and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Without limiting any other rights that Landlord may have at law or in equity, Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against all liens, demands, suits, actions, proceedings, disbursements, liabilities, losses, litigation, damages, judgments, obligations, penalties, injuries, costs, expenses (including, without limitation, attorneys' and experts' fees) and claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against Landlord and/or the Premises, Building and/or Building site for, with respect to, or as a direct or indirect result of the failure by Tenant to comply with this Paragraph.

         Landlord represents to Tenant, to the best of Landlord's knowledge, that no Hazardous Materials are located on, within or upon the Project, Building, Premises or common areas as of the Commencement Date.

38.      FINANCIAL STATEMENTS.

         Upon Landlord's written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

39.      JOINT AND SEVERAL LIABILITY.

         If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

40.      QUIET ENJOYMENT.

         So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

41.      SUBMISSION OF LEASE.

         The submission of this Lease does not constitute an offer to lease and this Lease shall be effective only upon the due execution and delivery hereof by Landlord and Tenant.

42.      WiFi INSTALLATION.

         (a) Tenant shall have the right to install a wireless (also known as "WiFi") intranet, internet and communications network (the "Network") within the Premises for the use of Tenant and its employees and clients subject to this Clause and all the other clauses of this Lease as are applicable.

         (b) Tenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless internet service that passes through, is transmitted through, or emanates from the Premises.

         (c) Tenant agrees that Tenant's and Tenant's service providers and contractors' communications equipment located in or about the Premises or installed in the Building to service the Premises, including, without limitation, any antennas, switches, or other equipment (collectively, "Tenant's Communications Equipment") shall be of a type and, if applicable, a frequency that will not cause radio frequency, electro-magnetic, or other interference to any other party or any equipment of any other party, including, without limitation, Landlord, other tenants or occupants of the Buildling, or any other party. In the event that Tenant's Communications Equipment causes or is believed, by Landlord, to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the interference is not eliminated within 24 hours (or a shorter period if Landlord believes a shorter period to be appropriate), then, upon request from Landlord, Tenant shall shut down the Tenant's Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord.

         (d) Tenant acknowledges that Landlord has granted and/or may in the future grant lease rights, licenses, and other rights regarding WiFi to various other tenants and occupants of the Building and to telecommunications service providers.

43.      SPECIAL STIPULATIONS.

         If the special stipulations, if any, set forth in the special stipulations attachment to this Lease conflict with any of the foregoing provisions, the special stipulations shall control. Such special stipulations are expressly incorporated herein by this reference. Exhibits referenced in this Lease are a part of the Lease.

         (a) For the duration of the Term herein, Tenant shall have the first right to lease the adjacent office area, Suite 220 (the "Refusal Space"), consisting of approximately 13,143 rentable square feet, as shown on the attached Exhibit "A" for the balance of the Term herein. During the Term herein, Landlord shall, prior to entering into a lease agreement for said Refusal Space with any third party, provide written notice of such to Tenant whereby Tenant shall have not more than five (5) business days to respond to Landlord of its intent to exercise the right set forth herein. In the event Tenant elects to lease such Refusal Space, Tenant shall be required to execute the appropriate documentation effectuating such letting no later than ten (10) days after receipt of such documentation and the rental due and payable for such Refusal Space shall commence on the earlier to occur of, (a) the date in which Landlord delivers the Refusal Space unto Tenant ready for occupancy, or (b) the eighty-sixth (86th) day following delivery of the aforesaid documentation. The terms and conditions of such letting shall be identical to that which is contained herein excepting the (i) Base Rental, which shall be increased based upon the then current annual square foot rate contained in this Lease, and (ii) the Allowance and Design Allowance (as defined in Exhibit "D" hereinafter), which shall be prorated based upon the remaining months in the Term.

         (b) Landlord and Tenant acknowledge that Tenant is contractually obligated under the terms and conditions of a lease agreement made with Landlord at the property located at 7047 Old Madison Pike, Huntsville, Alabama (the "Current Lease"). Provided that Landlord and Tenant agree to the terms herein, Landlord shall terminate and cancel said Current Lease in lieu of a lease agreement in accordance herewith. Nothing herein shall be construed as a termination or cancellation of such Current Lease until the day in which the Premises is ready for occupancy and Tenant vacates the offices which are subject to such Current Lease. Notwithstanding, provided Tenant is not in default of any terms and conditions of such Current Lease and upon full execution of this Lease, Landlord and Tenant agree to executed documentation effectuating the termination and cancellation of such Current Lease.

         (c) Landlord represents to the best of its knowledge that as of the Commencement Date; (i) the Building, Premises and common areas comply with all applicable federal, state and local laws, ordinances and regulation, including, without limitation, all building and fire codes, and the Americans with Disabilities act; (ii) no Indoor Air Quality problems exist in the Premises or with any of the Building systems; (iii) there are no Hazardous Substances located on or with the Building, Premises or common areas; and, (iv) Landlord has no knowledge of mold issues in the Building, Premises or common areas.

         (d) Provided Tenant is not in default of any terms and/or conditions of this Lease, or any subsequent amendments and only after the last day of the forty-second (42nd) month of the Term, in the event Tenant notifies Landlord, in writing, of Tenant's need for additional office area in excess of twenty-five percent (25%) of the size of the Premises and, within ninety (90) days of Landlord's receipt of such notice, Landlord is unable to identify office area to accommodate said need (i.e. contiguous office area containing adequate square footage to accommodate the Premises plus the additional office area) either in the Building, Project or any other buildings owned by Landlord in or in close proximity of the Cummings Research Park area, then, upon ninety (90) days written notice, Tenant shall have the right to terminate and cancel this Lease. Should Tenant elect to terminate and cancel this Lease, as provided herein, Tenant, as a condition precedent to such termination, shall, simultaneously with delivery of its notice to terminate, tender unto Landlord a sum equal to the unamortized portion of all leasehold improvement cost and brokerage fees incurred by Landlord in connection with this Lease. Such amortization shall be based on a term of sixty-six (66) months at an annual percentage rate of ten-percent (10%). Notwithstanding, Tenant's failure to strictly comply with the provisions herein shall constitute forfeiture of such right. Provided that Landlord is able to accommodate Tenant's need at a location other than the Building or Project, Tenant agrees to extend the Term of this Lease by at least thirty-six (36) additional months.

         IN WITNESS WHEREOF, the parties hereto have herein set their hands and seals, the day and year set forth below, effective as of the date first above written.

                                              TENANT:

                                              DIGITAL FUSION, Inc.

_____________________________________         By:  /s/ Christopher L. Brunhoeber
Witness
                                              Name:    Christopher L. Brunhoeber

                                              Title:  Chief Financial Officer



                                                        Date Executed: 02/07/06

                                              LANDLORD:

                                              COLONIAL REALTY LIMITED
                                              PARTNERSHIP,  a Delaware limited
                                              partnership

                                              By:  Colonial Properties Trust

                                              By:  It's General Partner

____________________________________               By:/s/ Robert A. Jackson
Witness                                               Robert A. Jackson

                                                   Its: Executive Vice President

                                   EXHIBIT "A"

                                   EXHIBIT "B"
                              RULES AND REGULATIONS

         1. Sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

         2. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

         3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls. Signs on entrance door or doors shall conform to Building standard signs. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed by sign makers approved by Landlord. Landlord may, if Tenant violates this provision, remove same without any liability, and any expense incurred in such removal shall be payable by Tenant.

         4. Water closets and other plumbing fixtures shall be used in a proper and safe manner. No sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by, through or under Tenant shall be borne by Tenant.

         5. Tenant shall not deface the Premises or Building. If Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is used, an interlining of builders deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material for such purpose is prohibited.

         6. No bicycles, vehicles or animals (except seeing eye dogs) shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity with law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be used by Tenant's employees and guests for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

         7. No portion of the Premises or Building shall be used for manufacturing or distribution, or for the sale of merchandise, goods or property.

         8. Tenant shall not make, or permit to be made, any disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them.

         9. Neither Tenant, nor any of Tenant's agents, employees, contractors, licensees or invitees, shall at any time put up or operate fans or electrical heaters or bring or keep upon the Premises inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices. No offensive gases or liquids will be permitted.

         10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant. Tenant shall pay to Landlord the cost of any replacement keys.

         11. All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours which Landlord determines for such activity from time to time. Only the Building freight elevator shall be used for such purposes. Tenant will ensure that movers take necessary measures required by Landlord to protect the Building (e.g., windows, carpets, walls, doors and elevator cabs) from damage. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates these Rules or the Lease.

         12. Tenant shall not place any furniture, accessories or other materials on any balconies located within or adjacent to the Premises without having obtained Landlord's express written approval thereof in each instance.

         13. Landlord shall have the right to prohibit advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         14. Landlord reserves the right to exclude from the Building at all times other than business hours all persons who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons to whom it issues such a pass and shall be liable to Landlord for all acts of such persons.

         15.    The Premises shall not be used for lodging or sleeping.

         16. Landlord shall respond to Tenant service requests only after application at the management office for the Building.

         17. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         18. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks, mail carts or mail bags shall be used in passenger elevators.

         19. All paneling or other wood products not considered furniture shall be of fire retardant materials. Before installation of such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord, in a manner satisfactory to Landlord.

         20. Tenant shall not employ any persons other than the janitors retained by Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning the Premises. Landlord shall not be responsible to Tenant for any loss of property from the Premises, or for any damage done to furniture or other effects of Tenant by the janitor or any of its employees. The cost of janitorial service shall be competitively priced.

         21. No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or walls, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord which consent shall not be unreasonably withheld, delayed or conditioned. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant's expense under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

         22. Landlord will post on the Building directories one name only for Tenant at no charge. All additional names which Tenant shall desire put upon said directories must be first consented to by Landlord, and if so approved, a charge to Tenant will be made for each additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

         23. Landlord reserves all vending rights, and in no event shall any vending machines be visible from the exterior of the Premises. Request for such service will be made to Landlord.

         24. Parking facilities for the Building, if any, shall be used by vehicles that may occupy a standard parking area only. The use of such parking facilities shall be limited to normal business parking and shall not be used for overnight parking.

         25. Each Tenant expressly understands and agrees that Landlord expressly reserves the right to grant or deny access (to the Building or any portion thereof, including without limitation, any Tenant's leased Premises) to any telecommunications service provider whatsoever, and that no Tenant shall have the right to demand or require Landlord to grant such access to any such telecommunications service provider. Tenant acknowledges and agrees that, in the event any such telecommunications service provider desires access to the Building to serve any or all Tenants thereof, such access shall be prescribed and governed by the terms and provisions of Landlord's standard Telecommunications License Agreement, which must be executed and delivered to Landlord by such telecommunications service provider before it is allowed any access to the Building.

         26. Smoking shall only be permitted in such areas as Landlord may from time to time designate. Landlord shall have the right, but not the obligation, to designate an area or areas inside or outside buildings in the Park as "Designated Smoking Areas." Landlord shall have the right to change and or limit such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right in

Landlord's discretion, to prohibit smoking in the Designated Smoking Areas or the right to refuse to designate Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord's prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Tenant on Premises or the Park. Any violation of this provision shall be a default under this Lease and in addition and without limiting Landlord's rights and remedies in consequence of such default, entitle Landlord to assess a monetary fine against Tenant for each violation of this Rule in the amount of $25.00 for the first violation, $50.00 for the second violation, and $100.00 for each subsequent violation. For purposes hereof, "smoking" means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form.

         27. Landlord reserves the right to modify or delete any of the foregoing Rules and to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises and Project, and for the preservation of good order therein. Landlord shall not be responsible to any tenant for the non-observance, or violation, of any of these Rules by other tenants.

         28. These Rules and Regulations shall be uniformly applied to all tenants of the Building and Project.

                                   EXHIBIT "C"
                               OPERATING EXPENSES

         "Operating Expenses" shall mean the operating costs and expenses attributable to Landlord's Property, as hereinafter defined, and delineated as follows:

         1. Costs and expenses paid or incurred by Landlord for the maintenance and repair of the Building, its grounds, and parking areas and facilities (hereinafter called "Landlord's Property") and the personal property used in connection therewith, including but not limited to (i) the heating, ventilating and air-conditioning equipment, (ii) plumbing, electrical and mechanical systems and equipment, (iii) light bulbs and broken glass, including replacement thereof, and (iv) elevators and escalators;

         2. Cleaning and janitorial costs and expenses, including window cleaning expenses;

         3.     Landscaping and grounds maintenance costs and expenses;

         4. Utility costs and expenses including, but not limited to, those for electricity, gas, steam, other fuels and forms of power or energy, water charges, sewer and waste disposal, heating and air conditioning;

         5. Costs and expenses of redecorating, painting and carpeting the common areas;

         6. Costs of all repairs, alterations, additions, changes, replacements and other items required by any law or governmental regulation, or by any insurance carrier, imposed or arising out of an interpretation made or issued after the date of this Lease, regardless of whether such costs, when incurred, are classified as capital expenditures;

         7. Costs of wages and salaries of all persons engaged in the operation, maintenance, repair and security of Landlord's Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense, costs of uniforms, and all other costs or expenses that Landlord pays to or on behalf of employees engaged in the operation, maintenance, repair and security of Landlord's Property;

         8. Charges of any independent contractor who, under contract with Landlord or its manager or representatives, does any of the work of operating, maintaining or repairing Landlord's Property;

         9. Legal and accounting expenses, including, but not limited to, such expenses as relate to seeking or obtaining reductions in and/or refunds of real estate taxes;

         10. Amortization, with interest, of capital expenditures for capital improvements made by Landlord after completion of the Building where such capital improvements are for the purpose of, or result in, reducing Operating Expenses, promoting safety, or complying with governmental requirements;

         11. Landlord's insurance costs and expenses for all types of insurance carried by Landlord;

         12.    Security service costs and expenses;

         13.    Management fees and expenses;

         14. Expenses incurred in the purchase or acquisition of material and supplies in connection with all of the foregoing expenses:

         15. Taxes, which shall mean (i) personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with Landlord's Property for the operation thereof, and (ii) real estate taxes, assessments, community improvement district taxes and fees, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against Landlord's Property, any other improvements hereinafter constructed on Landlord's Property, or the rents derived from Landlord's Property and such other improvements (in case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Operating Expenses for that year);

         16. The Building's pro rata share of expenses incurred for the operation and maintenance of, and taxes and assessments assessed against, the common areas of Landlord's Property and the Park, or any portion thereof;

         17. Such other expenses paid by Landlord, from time to time, in connection with the operation and maintenance of Landlord's Property as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to Landlord's Property;

         18. The cost of conducting air quality audits, and any costs incurred arising out of or in connection with any recommendations made in any such audits;

         19. The reasonable cost of operating the management office for the Building (and if such management office also serves any other building, such costs shall be allocated among such buildings on a per square foot basis), including the cost of office supplies, bulletins or newsletters distributed to tenants, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (and reasonable financing charges) of the cost of capital investment equipment, and rent; and

         20. The cost of any bus shuttle or other transportation system or equipment operated for the benefit of users of the Park.

         All costs of special services rendered to particular tenants of the Building, which are paid by such tenants, shall not be included in the Operating Expenses. Payments by Landlord of interest and principal on any mortgage or similar instrument secured by Landlord's Property shall not be included in Operating Expenses. Except as specified in items 5, 6 and 10 hereof, the cost of structural changes to the Building which should be capitalized in accordance with sound accounting principles shall not be allocated or charged to the Premises without Tenant's approval.

                                   EXHIBIT "D"
                                 WORK AGREEMENT

         l. Tenant's Plans: Not later than the 30th day of January, 2006 Tenant shall furnish to Landlord plans, drawings and specifications ("Tenant's Plans", collectively) for leasehold improvement work (the "Work") which Tenant desires to be made to the Demised Premises in sufficient detail to enable Landlord's architects and engineers to prepare the "Working Drawings" (hereinafter defined) together with such additional information as is reasonably necessary to enable Landlord to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. The Work and Tenant's Plans shall be subject to Landlord's approval, which will not be unreasonably withheld. Approval by Landlord of the Work and Tenant's plans shall not constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises.

         2. Working Drawings: Landlord shall prepare final working drawings and specifications for the Work based upon and consistent with Tenant's Plans referred to above.

         3. Performance of the Work: Except as otherwise provided herein, Landlord shall perform the Work shown on the Working Drawings which is necessary to install the items described on Exhibit "A" attached hereto.

         Furthermore, all work performed by Landlord shall be performed in a good and workmanlike manner and subject to and in accordance with all county and city building and/or fire department codes and ordinances. Any required alterations performed to meet said code and ordinances shall be performed by Landlord and shall be included as building standard.

         4. Payment: Prior to commencing the performance of the Work, Landlord will submit to Tenant a written statement of the cost of that portion of the Work to be paid for by Tenant, if any. Within three (3) days after submission of such statement of cost, Tenant shall execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with that portion of the Work to be paid for by Tenant. Tenant shall pay to Landlord the amount set forth in Landlord's statement within ten (l0) days of Tenant's receipt of invoice. No work shall be commenced until Tenant has fully complied with the requirements of this Paragraph. The cost incurred by Landlord in performing the Work shall be competitively priced.

         5. Substantial Completion: Landlord shall cause the Work to be "substantially completed" on or before the commencement date stated in Paragraph 2 of the lease, subject to delays attributable to any cause described in the Lease and delays attributable to Tenant. The Work shall be considered "substantially completed" for all purposes under this Work Agreement and the Lease if and when Landlord issues a written certificate to Tenant, certifying that the Work has been completed (except for minor finish-out and "punchlist" items) in substantial compliance with the Working Drawings. If the Work is not substantially completed on the date stated in Paragraph 2 of the lease by reason of any delay (other than a delay specified in Paragraph 6 below), this Lease shall remain in effect, Landlord shall have no liability to Tenant as a result of any delay in occupancy, the date stated in Paragraph 2 of the Lease shall be extended (subject to Paragraph 6 below) to the date on which the Work is substantially completed and the Expiration Date shall be extended by a like number of days, except as otherwise provided in Section 4 of the Lease.

         6. Tenant Delays: There shall be no extension of the date in Paragraph 2 of the Lease (as permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said date by reason of any delay attributable to Tenant, including without limitation:

         (i) the failure of Tenant to furnish Tenant's Plans or the other information required under Paragraph l above on or before the date stated in Paragraph l;

         (ii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

         (iii) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards;

         (iv) changes requested by Tenant in the Working Drawings either during the preparation or subsequent to the completion of same;

         (v) the performance of any other work in the Premises by any person, firm, or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or


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

         (vi) any other act or omission of Tenant.

         7. Tenant's Access: Landlord grants to Tenant and Tenant's agents a license to enter the Premises prior to the date that the Work is substantially completed so that Tenant may perform other work required by Tenant to make the Premises ready for Tenant's initial use and occupancy. It shall be a condition precedent to the right to exercise such license that Tenant give to Landlord not less than five (5) days' prior written notice of its intention to enter the Premises and that such access will not interfere with the performance of the Work. Such early access shall be subject to scheduling by Landlord. Tenant's agent's, contractors, workmen, mechanics, and suppliers shall work in harmony and not interfere with Landlord and Landlord's agents in the performance of the Work in the Premises, Landlord's work in other premises and in the Common Areas, or the general operation of the Building or the Property. If at any time such entry shall cause or threaten to cause disharmony or interference, including labor disharmony, Landlord may withdraw such license upon notice to Tenant. Any such entry into the Demised Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions, and provisions of the Lease, excluding only the covenant to pay Rent and specifically including the provisions of Articles l5 and 22 of the Lease. Landlord shall not be liable for any injury, loss, or damage which may occur to any of Tenant's work or installations made in the Demised Premises or to property placed therein prior to the Commencement Date and Tenant shall bear the risk of all such injury, loss or damage. Tenant shall pay for any damage to the Demised Premises or Building, or to any portion of the Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen, or suppliers. In the event the performance of any work by Tenant, its agents, employees, or contractors results in Landlord incurring costs (including without limitation costs for the use or movement of labor or material) in excess of the customary costs incurred by Landlord therefor under normal operation and Tenant "move-in" procedures established for the Property by Landlord, Tenant shall reimburse Landlord for such excess costs.

         8. Tenant Finish Allowance: Tenant shall pay any cost created by changes made by Tenant after Tenant's Plans have been approved by both Landlord and Tenant. After completion of the improvements (construction of which Landlord will monitor and control) Tenant shall pay within ten (l0) days of Tenant's receipt of invoice for any cost overages resulting from changes made by Tenant in approved Tenant's Plans. Landlord will provide a Tenant Improvement Allowance of $356,818.00 (the "Allowance") toward the completion of the Work shown in Tenant's Plans. All labor and materials under this Exhibit "D:" shall be priced competitively.

         9. Space Design: Landlord shall also provide an amount not to exceed $25,487.00 (the "Design Allowance") for space evaluation, design, planning and construction documents created by Tenant's architectural contractor. Such Design Allowance shall be paid unto Tenant, or Tenant's architectural contractor, upon delivery of the Premises and presentation of invoice.


         10. Tenant Standards:

Suite Entry Doors:      Suite entry doors will be solid core wood doors with
                        wood veneer and lever hardware.

Interior Doors:         Interior doors will be 3'0" x 7'0" solid core wood doors
                        with wood  veneer and knob hardware.

Floor Covering:         Tenant will choose carpet from building standard
                        collection.

Ceilings:               Ceilings will be 8'0" high in Tenant space and in
                        corridors. Building standard ceiling tiles will be used.

Partitions:             Partitions will be constructed of metal studs with
                        gypsum wall board on both sides and rubber base trim.

Wall Finishes:          Walls will be painted with two coats of latex paint
                        selected from the building standard collection.

Light Fixtures:         Light fixtures will be 2'0" x 4'0" three tube
                        fluorescent fixtures with parabolic lens.

Electrical:             Electrical accommodations for tenant spaces will allow
                        the installation of ll0 VAC duplex outlets and telephone outlets. Telephone equipment and back board located in Tenant space.


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

Heating/Air
Conditioning:           Tenant will be responsible for installation of flex duct
                        and diffusers according to Tenant layout and all costs associated with changes to the existing building heating, air conditioning, and ventilation conditions due to Tenant's requirements which exceed or differ from the building standards.

Sprinkler:              Tenant will be responsible for changes to the Building
                        Standard Layout (moving and adding heads based on Tenant
                        Floor Plan).



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

                                   EXHIBIT "E"
                          PARKING RULES AND REGULATIONS

The following rules, regulations and rights (these "Rules," collectively) apply to the use of all portions of the Property designated from time to time by Landlord as parking areas (the "Parking Areas"):

         l. Tenant and its employees, agents, contractors, and invitees may park their motor vehicles in those portions of the Parking Areas designated by Landlord from time to time as unreserved tenant parking areas (the "Unreserved Parking Areas").

         2. Only Tenant and its employees, agents, invitees, and visitors of Tenant who are physically handicapped may park their motor vehicles in those portions of the Parking Areas designated by Landlord from time to time as handicapped parking areas (the "Handicapped Parking Areas").

         3. Parking in the Unreserved Parking Areas, the Visitor Parking Areas, and the Handicapped Parking Areas shall be on a non-exclusive, "as-available" basis.

         4. No representation or warranty is made by Landlord as to the number or location of parking spaces comprising the Parking Areas, or any portion thereof, except as otherwise provided in the Lease.

         5. Motor vehicles shall only be parked in striped parking spaces located within the Parking Areas and no motor vehicles shall be parked in any other location within the Property.

         6. Not more than one motor vehicle may be parked on each parking space and no motor vehicle may be parked on more than one parking space.

         7. Parking Areas shall not be used for any purpose other than the parking of permitted motor vehicles thereon. No commercial activity shall be conducted from the Parking Areas.

         8. No repairs (other than emergency repairs) or washing of motor vehicles shall be permitted in the Parking Areas.

         9. Tenant, its employees, agents, guests, visitors, and invitees assume full responsibility and Landlord shall have no liability (except for the negligence, intentional acts or omissions of Landlord) for (a) all loss, damage, injury, or death caused to the person or property of third parties by reason of their use of the Parking Areas; and (b) protecting their motor vehicles against theft, vandalism, and damage and for protecting their person against injury and assault by reason of their use of the Parking Areas.

         l0.    Tenant shall indemnify Landlord against all loss, damage, cost, and expense (including attorney's fees) sustained by Landlord by reason of the use of the Parking Areas by Tenant, its employees, agents, guests, visitors, and invitees, or by violation of the Rules by any of said persons, other than damage caused by the negligence, intentional acts or omissions of Landlord, or its Agent.

         ll.    Tenant expressly agrees that Landlord shall have the right to tow motor vehicles of Tenant and its employees, agents, guests, and visitors which are parked in violation of these Rules.

         12. A violation of these Rules shall entitle Landlord to revoke the parking privileges of the offending party, in addition to other rights and remedies available to Landlord, provided Landlord has delivered unto Tenant notice of such violation and Tenant fails, within a reasonable time, to cure any such violation.

         Landlord reserves the right from time to time without notice to Tenant to (a) change the location or configuration of the Parking Areas, or any portion thereof; (b) change the number of parking spaces located within the Parking Areas, or any portion thereof; (c) install systems to control and monitor parking in the Parking Areas, or any portions thereof, including without limitation, a parking gate and identification card system; (d) utilize parking guards or attendants to supervise and control parking within the Parking Areas and to enforce these Rules; (e) have full access to the Parking Areas (including the right to close or alter the means of access to the Parking Areas, or portions thereof) to make repairs and alterations thereto, to prevent a taking by adverse possession or prescription or to comply with applicable legal and governmental requirements; (f) modify these Rules by posting notices thereof in the Common Areas or by other means deemed appropriate by Landlord; (g) tow motor vehicles parked in violation of these Rules; and (h) enforce these Rules by appropriate legal action, provided, however, that Tenant shall at all times during the Term herein, be provided parking in accordance with the Lease.



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